Exhibit 99.1

Kewaunee Scientific Declares Quarterly Dividend

and Reports Results for Third Quarter

Exchange:	NASDAQ (KEQU)	Contact:	Thomas D. Hull III
(704) 871-3290

STATESVILLE, N.C. February 26, 2019—PRNewswire / Kewaunee Scientific Corporation (NASDAQ: KEQU) today reported results for its third quarter of fiscal year 2019, ended January 31, 2019.

Sales for the quarter were $32,372,000, a 15.2% decrease from sales of $38,190,000 in the prior year third quarter. Domestic sales for the quarter were $25,217,000, down 15.2% from sales of $29,734,000 in the third quarter of last year. International sales for the quarter were $7,155,000, down 15.4% from sales of $8,456,000 in the third quarter last year.

Domestic sales decreased year-over-year as the activity in the marketplace slowed dramatically throughout the quarter. The slowdown, felt across the Company’s direct, dealer, and distribution channels, reduced production below the rate necessary to generate favorable financial results. International sales decreased similarly, with strength in the Indian market being offset by softness in the Middle East and Asian markets. Also negatively impacting Kewaunee’s International segment performance was a year-over-year decline in the exchange rate of the Indian rupee versus the US dollar.

Pre-tax earnings for the quarter were $35,000 compared to $2,484,000 for the prior year period. Pre-tax earnings were impacted by the year-over-year decline in sales, increases in raw material costs and the previously mentioned foreign exchange impact. Net earnings decreased 103% for the quarter to a loss of ($22,000), or ($0.01) per diluted share, as compared to net earnings of $883,000, or $0.31 per diluted share, for the quarter ended January 31, 2018.

The Company’s order backlog is $96 million at January 31, 2019, as compared to $101 million at October 31, 2018 and $116 million at January 31, 2018. The Company continues to have a strong volume of outstanding quotations globally and is aggressively pursuing these projects.

The Company’s balance sheet and financial condition remain strong. Unrestricted cash on hand was $10.8 million at the end of the quarter, as compared to $9.2 million at the end of the third quarter last year. Working capital was $36.1 million, as compared to $36.2 million at the end of the third quarter last year. Short-term debt and interest rate swaps were $5.1 million at the end of the quarter, as compared to $4.8 million at the end of the third quarter last year, and long-term debt was $526,000 as compared to $1.6 million at the end of the third quarter last year. The debt-to-equity ratio at January 31, 2019 was .14-to-1, as compared to .16-to-1 at January 31, 2018.

“The third quarter is traditionally the Company’s softest quarter as it falls around customers’ calendar year-end as well as the holidays. This quarter was especially challenging as expected orders were delayed, resulting in our facilities being under-utilized. The quarter was also impacted by substantially higher raw material costs in steel and resin as compared to the prior year third quarter.

There still remains a significant amount of activity for our products and services both domestically and abroad; however, economic and geopolitical uncertainty have caused many customers to postpone awards as well as the start of new projects,” said David M. Rausch, Kewaunee’s President and Chief Executive Officer. Looking forward, we anticipate these trends will continue through the remainder of the fiscal year and are making the necessary adjustments to return to profitability in the fourth quarter.”

In other news, the Company’s Board of Directors declared a quarterly cash dividend of nineteen cents per outstanding share, payable on March 25, 2019 to stockholders of record at the close of business on March 11, 2019.

About Kewaunee Scientific

Founded in 1906, Kewaunee Scientific Corporation is a recognized global leader in the design, manufacture, and installation of laboratory, healthcare, and technical furniture products. The Company’s products include steel, wood, and laminate casework, fume hoods, adaptable modular systems, moveable workstations, stand-alone benches, biological safely cabinets, and epoxy resin worksurfaces and sinks.

The Company’s corporate headquarters are located in Statesville, North Carolina. Direct sales offices are located in the United States, India, Singapore, and China. Three manufacturing facilities are located in Statesville serving the domestic and international markets, and one manufacturing facility is located in Bangalore, India serving the local and Asian markets. The Company’s China headquarters and sales office are located in Shanghai, China. Kewaunee Scientific’s website is located at http://www.kewaunee.com.

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Additional information concerning these factors is contained in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Kewaunee Scientific Corporation

Condensed Consolidated Statements of Operations (Unaudited)

($ and shares in thousands, except per share amounts)

	Three months ended January 31,		Nine months ended January 31,
	2019	2018	2019	2018
Net sales	$32,372	$38,190	$111,802	$113,542
Cost of products sold	27,142	29,836	91,325	90,456

Gross profit	5,230	8,354	20,477	23,086
Operating expenses	5,305	5,971	17,031	16,360

Operating earnings (loss)	(75)	2,383	3,446	6,726
Other income	186	179	500	524
Interest expense, net	(76)	(78)	(258)	(226)

Earnings before income taxes	35	2,484	3,688	7,024
Income tax expense	20	1,566	803	3,149

Net earnings	15	918	2,885	3,875
Less: net earnings attributable to the noncontrolling interest	37	35	86	120

Net earnings (loss) attributable to Kewaunee Scientific Corporation	$(22)	$883	$2,799	$3,755

Net earnings (loss) per share attributable to
Kewaunee Scientific Corporation stockholders
Basic	($0.01)	$0.32	$1.02	$1.38
Diluted	($0.01)	$0.31	$1.00	$1.35
Weighted average number of common shares outstanding
Basic	2,744	2,722	2,741	2,717
Diluted	2,794	2,784	2,799	2,772

Kewaunee Scientific Corporation

Condensed Consolidated Balance Sheets

($ in thousands)

	January 31, 2019	April 30, 2018
	(Unaudited)
Assets
Cash and cash equivalents	$10,771	$9,716
Restricted cash	606	1,242
Receivables, less allowances	27,929	32,660
Inventories	16,672	17,662
Prepaid expenses and other current assets	3,778	2,224

Total Current Assets	59,756	63,504
Net property, plant and equipment	15,202	14,661
Other assets	4,604	6,193

Total Assets	$79,562	$84,358

Liabilities and Stockholders’ Equity
Short-term borrowings and interest rate swaps	$5,118	$3,885
Current portion of long-term debt and lease obligations	1,184	1,167
Accounts payable	11,106	14,754
Other current liabilities	6,298	7,756

Total Current Liabilities	23,706	27,562
Other non-current liabilities	6,345	9,275

Total Liabilities	30,051	36,837
Kewaunee Scientific Corporation equity	48,990	47,059
Noncontrolling interest	521	462

Total Stockholders’ Equity	49,511	47,521

Total Liabilities and Stockholders’ Equity	$79,562	$84,358